Exhibit 99.1
Opendoor Announces First Quarter of 2024 Financial Results
SAN FRANCISCO, California - May 2, 2024 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its first quarter ended March 31, 2024. Opendoor’s first quarter 2024 financial results and management commentary can be accessed through the Company’s shareholder letter on the “Quarterly Reports” page of Opendoor’s investor relations website at https://investor.opendoor.com.
“Our first quarter results exceeded the high end of our guidance across revenue, Contribution Margin, and Adjusted EBITDA. Our product continues to resonate with customers, as we more than doubled our market share year-over-year and continued to deliver industry-leading seller NPS. We entered the second quarter with strong momentum, and we are meaningfully ramping acquisitions in 2024. Led by our operating principles of focus, execution, and results, we remain on track to durably rescale the business in 2024 while delivering Contribution Margin within our target annual range,” said Carrie Wheeler, CEO of Opendoor.
Wheeler continued, “The proposed NAR settlement underscores a growing consumer preference for an alternative approach to the traditional home selling and buying process – one that gives them more control. As the largest digital platform for residential real estate transactions, Opendoor was built for this moment, and we remain steadfast in our mission to power life’s progress, one move at a time. We’re shaping the future of real estate, empowering consumers to sell and buy with ease through a simple, certain, and transparent offering.”
First Quarter 2024 Key Highlights
•Revenue of $1.2 billion, down (62)% versus 1Q23 and up 36% versus 4Q23; with 3,078 total homes sold, down (63)% versus 1Q23 and up 30% versus 4Q23
•Gross profit of $114 million, versus $170 million in 1Q23 and $72 million in 4Q23; Gross Margin of 9.7%, versus 5.4% in 1Q23 and 8.3% in 4Q23
•Net loss of $(109) million, versus $(101) million in 1Q23 and $(91) million in 4Q23
•Inventory balance of $1.9 billion, representing 5,706 homes, down (11)% versus 1Q23 and up 6% versus 4Q23
•Purchased 3,458 homes, up 98% versus 1Q23 and down (6)% versus 4Q23
•Ended the quarter with 2,611 homes under contract for purchase, up 130% versus 1Q23 and up 24% versus 4Q23
Non-GAAP Key Highlights*
•Contribution Profit (Loss) of $57 million, versus $(241) million in 1Q23 and $30 million in 4Q23; Contribution Margin of 4.8%, versus (7.7)% in 1Q23 and 3.4% in 4Q23
•Adjusted EBITDA of $(50) million, versus $(341) million in 1Q23 and $(69) million in 4Q23; Adjusted EBITDA Margin of (4.2)%, versus (10.9)% in 1Q23 and (7.9)% in 4Q23
•Adjusted Net Loss of $(80) million, versus $(409) million in 1Q23 and $(97) million in 4Q23
*See “—Use of Non-GAAP Financial Measures” below for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

Second Quarter 2024 Financial Outlook
•2Q24 revenue guidance of $1.4 billion to $1.5 billion
•2Q24 Contribution Profit1 guidance of $75 million to $85 million
•2Q24 Adjusted EBITDA1 guidance of $(35) million to $(25) million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on May 2, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor’s mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to buy and sell a home. Opendoor currently operates in markets nationwide.
For more information, please visit www.opendoor.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the current and future health and stability of the real estate housing market and general economy; anticipated future results of operations and financial performance, including our second quarter 2024 financial outlook and our ability to deliver Contribution Margin within our target annual range; the health and status of our financial condition and whether we will be able to ramp acquisitions in the second quarter of 2024 and rescale our business in 2024; and business strategy and plans, including plans to continue to invest in our products. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory) that may reduce demand for our products and services, lower our
1 Opendoor has not provided a quantitative reconciliation of forecasted Contribution Profit (Loss) to forecasted GAAP gross profit (loss) nor a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP gross profit (loss) and net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; our real estate assets and increased competition in the U.S. residential real estate industry; our ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; our ability to acquire and resell homes profitably; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to expeditiously sell and appropriately price our inventory; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our digital platform, including our automated pricing and valuation technology; our ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; our ability to obtain or maintain licenses and permits to support our current and future business operations; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; our ability to protect our brand and intellectual property; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment within our industry and complexities with compliance related to such environment; any future impact of pandemics or epidemics, including any future resurgences of COVID-19 and its variants, or other public health crises on our ability to operate, demand for our products and services, or general economic conditions; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2024, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
FINANCIAL HIGHLIGHTS AND OPERATING METRICS
(In millions, except percentages, homes sold, number of markets, homes purchased, and homes in inventory)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue	$1,181	$870	$980	$1,976	$3,120
Gross profit	$114	$72	$96	$149	$170
Gross Margin	9.7%	8.3%	9.8%	7.5%	5.4%
Net (loss) income	$(109)	$(91)	$(106)	$23	$(101)
Number of markets (at period end)	50	50	53	53	53
Homes sold	3,078	2,364	2,687	5,383	8,274
Homes purchased	3,458	3,683	3,136	2,680	1,747
Homes in inventory (at period end)	5,706	5,326	4,007	3,558	6,261
Inventory (at period end)	$1,881	$1,775	$1,311	$1,149	$2,118
Percentage of homes “on the market” for greater than 120 days (at period end)	15%	18%	12%	24%	59%
Non-GAAP Financial Highlights (1)
Contribution Profit (Loss)	$57	$30	$43	$(90)	$(241)
Contribution Margin	4.8%	3.4%	4.4%	(4.6)%	(7.7)%
Adjusted EBITDA	$(50)	$(69)	$(49)	$(168)	$(341)
Adjusted EBITDA Margin	(4.2)%	(7.9)%	(5.0)%	(8.5)%	(10.9)%
Adjusted Net Loss	$(80)	$(97)	$(75)	$(197)	$(409)
(1)    See “—Use of Non-GAAP Financial Measures” for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
REVENUE	$1,181	$870	$3,120
COST OF REVENUE	1,067	798	2,950
GROSS PROFIT	114	72	170
OPERATING EXPENSES:
Sales, marketing and operations	113	89	188
General and administrative	47	48	66
Technology and development	41	46	40
Restructuring	—	4	—
Total operating expenses	201	187	294
LOSS FROM OPERATIONS	(87)	(115)	(124)
GAIN ON EXTINGUISHMENT OF DEBT	—	34	78
INTEREST EXPENSE	(37)	(37)	(74)
OTHER INCOME – Net	15	27	19
LOSS BEFORE INCOME TAXES	(109)	(91)	(101)
INCOME TAX EXPENSE	—	—	—
NET LOSS	$(109)	$(91)	$(101)
Net loss per share attributable to common shareholders:
Basic	$(0.16)	$(0.14)	$(0.16)
Diluted	$(0.16)	$(0.14)	$(0.16)
Weighted-average shares outstanding:
Basic	682,457	672,662	641,916
Diluted	682,457	672,662	641,916

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$953	$999
Restricted cash	333	541
Marketable securities	37	69
Escrow receivable	15	9
Real estate inventory, net	1,881	1,775
Other current assets	65	52
Total current assets	3,284	3,445
PROPERTY AND EQUIPMENT – Net	66	66
RIGHT OF USE ASSETS	23	25
GOODWILL	4	4
INTANGIBLES – Net	4	5
OTHER ASSETS	23	22
TOTAL ASSETS	$3,404	$3,567
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$69	$64
Interest payable	1	1
Lease liabilities - current portion	4	5
Total current liabilities	74	70
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	2,036	2,134
CONVERTIBLE SENIOR NOTES	376	376
LEASE LIABILITIES – Net of current portion	18	19
OTHER LIABILITIES	1	1
Total liabilities	2,505	2,600
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 688,560,794 and 677,636,163 shares issued, respectively; 688,560,794 and 677,636,163 shares outstanding, respectively	—	—
Additional paid-in capital	4,341	4,301
Accumulated deficit	(3,442)	(3,333)
Accumulated other comprehensive loss	—	(1)
Total shareholders’ equity	899	967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,404	$3,567

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(109)	$(101)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization	14	22
Amortization of right of use asset	2	2
Stock-based compensation	33	42
Inventory valuation adjustment	7	23
Change in fair value of equity securities	2	(1)
Other	2	—
Proceeds from sale and principal collections of mortgage loans held for sale	—	1
Gain on extinguishment of debt	—	(78)
Changes in operating assets and liabilities:
Escrow receivable	(6)	(12)
Real estate inventory	(114)	2,306
Other assets	(13)	(10)
Accounts payable and other accrued liabilities	6	(22)
Interest payable	—	(8)
Lease liabilities	(2)	(2)
Net cash (used in) provided by operating activities	(178)	2,162
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(8)	(8)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	30	38
Net cash provided by investing activities	22	30
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(101)
Proceeds from exercise of stock options	—	1
Proceeds from issuance of common stock for ESPP	2	1
Proceeds from non-recourse asset-backed debt	—	224
Principal payments on non-recourse asset-backed debt	(100)	(1,446)
Payment for early extinguishment of debt	—	(4)
Net cash used in financing activities	(98)	(1,325)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(254)	867
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,540	1,791
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$1,286	$2,658
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$34	$74
DISCLOSURES OF NONCASH ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$5	$6
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$953	$1,143
Restricted cash	333	1,515
Cash, cash equivalents, and restricted cash	$1,286	$2,658

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit (Loss), Contribution Profit (Loss), Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit (Loss) and Contribution Profit (Loss)
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit (Loss) and Contribution Profit (Loss), which are non-GAAP financial measures. We believe that Adjusted Gross Profit (Loss) and Contribution Profit (Loss) are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit (Loss) provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit (Loss) and Contribution Profit (Loss) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit (Loss) / Margin
We calculate Adjusted Gross Profit (Loss) as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit (Loss) helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit (Loss) / Margin
We calculate Contribution Profit (Loss) as Adjusted Gross Profit (Loss), minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit (Loss) helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit (Loss) and Contribution Profit (Loss) to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in millions, except percentages and homes sold, or as noted)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue (GAAP)	$1,181	$870	$980	$1,976	$3,120
Gross profit (GAAP)	$114	$72	$96	$149	$170
Gross Margin	9.7%	8.3%	9.8%	7.5%	5.4%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	7	11	17	14	23
Inventory valuation adjustment – Prior Periods(1)(3)	(17)	(17)	(29)	(156)	(295)
Adjusted Gross Profit (Loss)	$104	$66	$84	$7	$(102)
Adjusted Gross Margin	8.8%	7.6%	8.6%	0.4%	(3.3)%
Adjustments:
Direct selling costs(4)	(34)	(26)	(28)	(58)	(85)
Holding costs on sales – Current Period(5)(6)	(5)	(3)	(4)	(6)	(13)
Holding costs on sales – Prior Periods(5)(7)	(8)	(7)	(9)	(33)	(41)
Contribution Profit (Loss)	$57	$30	$43	$(90)	$(241)
Homes sold in period	3,078	2,364	2,687	5,383	8,274
Contribution Profit (Loss) per Home Sold (in thousands)	$19	$13	$16	$(17)	$(29)
Contribution Margin	4.8%	3.4%	4.4%	(4.6)%	(7.7)%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.

Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net income (loss).
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net (loss) income adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, and intangibles amortization expense. It excludes expenses that are not directly related to our revenue-generating operations such as restructuring. It excludes (gain) loss on extinguishment of debt as these expenses or gains were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities and the 0.25% convertible senior notes due in 2026 (the "2026 Notes") early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA / Margin
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net (loss) income, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in millions, except percentages)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue (GAAP)	$1,181	$870	$980	$1,976	$3,120
Net (loss) income (GAAP)	$(109)	$(91)	$(106)	$23	$(101)
Adjustments:
Stock-based compensation	33	32	31	21	42
Equity securities fair value adjustment(1)	2	(3)	11	(6)	(1)
Intangibles amortization expense(2)	2	2	2	1	2
Inventory valuation adjustment – Current Period(3)(4)	7	11	17	14	23
Inventory valuation adjustment — Prior Periods(3)(5)	(17)	(17)	(29)	(156)	(295)
Restructuring(6)	—	4	—	10	—
Gain on extinguishment of debt	—	(34)	—	(104)	(78)
Other(7)	2	(1)	(1)	—	(1)
Adjusted Net Loss	$(80)	$(97)	$(75)	$(197)	$(409)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles	11	15	9	9	12
Property financing(8)	32	32	38	44	60
Other interest expense(9)	5	5	9	9	14
Interest income(10)	(18)	(24)	(30)	(34)	(18)
Income tax expense	—	—	—	1	—
Adjusted EBITDA	$(50)	$(69)	$(49)	$(168)	$(341)
Adjusted EBITDA Margin	(4.2)%	(7.9)%	(5.0)%	(8.5)%	(10.9)%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist primarily of severance and employee termination benefits and bonuses.
(7)Includes primarily gain or loss on the sale of available for sale securities, sublease income, gain or loss on the disposal of property and equipment, and income from equity method investments.
(8)Includes interest expense on our non-recourse asset-backed debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.
(10)Consists mainly of interest earned on cash, cash equivalents, restricted cash and marketable securities.